UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 19, 2012

CHINA INTELLIGENCE INFORMATION SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-131017	98-0509797
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

11th Floor No.11 Building, Shuntai Square, No.2000 Shunhua Rd, High-tech Industrial Development Zone, Jinan, China 250101
(Address of principal executive offices)

86-531-55585742 (Registrant’s telephone number, including area code)

CHINA VOIP & DIGITAL TELECOM INC.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2012, Ms. Keyi Zhang resigned as the Company’s Chief Financial Officer, due to personal and family reasons. The Company approved Ms Zhang’s resignation, effective on June 19, 2012. There was no disagreement between Ms. Zhang and the Company prior to her resignation.

 The Company is in the process of seeking a new Chief Financial Officer. Mr. Kunwu Li, the Chief Executive Officer of the Company, has assumes the role of interim Chief Financial Officer over the transition period until the Chief Financial Officer position is filled. The Company believes that Ms. Zhang’s resignation has no material adverse impact on the Company’s business and operation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA INTELLIGENCE INFORMATION SYSTEMS, INC

By:	/s/ Kunwu Li
President and Chief Executive Officer

Date: June 22, 2012